Exhibit 1.1

Spansion Inc.

35,000,000 Sharesa/

Class A Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

November     , 2006

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

AMD Investments, Inc., a corporation incorporated under the laws of Delaware (“AMDI”), and Fujitsu Limited, a corporation incorporated under the laws of Japan (“Fujitsu”, and together with AMDI, the “Selling Stockholders” and each a “Selling Stockholder”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 35,000,000 shares of Class A Common Stock, par value $0.001 per share (“Common Stock”) of Spansion Inc., a corporation incorporated under the laws of Delaware (the “Company”), (said shares hereinafter called (the “Underwritten Securities”). The number of Underwritten Securities sold by each Selling Stockholder shall be as set forth on Schedule II hereto. The Company proposes to grant to the Underwriters an option to purchase up to 5,250,000 newly issued shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

a/	Plus an option to purchase from the Company, up to 5,250,000 additional Securities to cover over-allotments.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-137928) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities disclosed on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow, when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities and the number of Option Securities on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing, in good standing under the laws of the jurisdiction in which it is organized with full power (corporate or otherwise), and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, businesses or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g) The Company’s authorized equity capitalization will be as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained therein; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities will be in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(h) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for shares of any direct or indirect subsidiary of the Company held by directors or nominees pursuant to the requirements of the law of the jurisdiction of incorporation of such subsidiary and which in the aggregate represent less than one percent of the outstanding capital stock of such subsidiary.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (the Disclosure Package contained in all material respects the same descriptions of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the headings “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j) This agreement has been duly authorized, executed and delivered by the Company

(k) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds to the Company thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Securities to the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(m) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, as the case may be, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties which violation would, in the cases of clauses (ii) and (iii) of this Section (1)(m), reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transaction contemplated hereby.

(n) Except for the Selling Shareholders, no holder of securities of the Company have rights to the registration of such securities under the Registration Statement.

(o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the Company has no material contingent obligation which is not disclosed in such Disclosure Package and Prospectus. The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect, except as set forth or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(r) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its operating agreement, charter or bylaws, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable which violation or default would, in the case of clauses (ii) or (iii), reasonably be expected to have a Material Adverse Effect.

(s) Ernst & Young LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package or the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board.

(t) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the Company’s execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(u) Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company (i) has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof except in any case in which the failure so to file would not have a Material Adverse Effect, and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect.

(w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Laws, permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has violated the Employee

Retirement Income Security Act of 1974, as amended, and the regulation and published interpretations thereunder, or similar non-U.S. laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company or any entity which is under common control with the Company (as determined under Section 414 of the Code) sponsors or has sponsored a plan subject to Title IV of ERISA.

(ff) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds to the Company of the offering, if any, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X (the “Subsidiaries”).

(kk) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any such Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that interferes with the issued or pending claims or any such Intellectual Property; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its subsidiaries invalid or any U.S. patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for the foregoing items set forth in clauses (i) through (vi) of this subparagraph, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(ll) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending Affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Affiliate of any Underwriter.

Any certificate signed by any officer of the Company and delivered to the Representatives, either Selling Stockholder or counsel for the Underwriters or either Selling Stockholder in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in such Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(e) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus or any supplement thereto.

(f) In respect of any statements in or omissions from the Disclosure Package, the Registration Statement or the Prospectus or any supplements thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b), (i)(c) and (i)(e) of this Section. Such Selling Stockholder, the Company and the Underwriters acknowledge that the statements with regard to such Selling Stockholder or its affiliates set forth in “Principal and Selling Stockholders” constitute the only information furnished in writing by such Selling Stockholder for inclusion in the Disclosure Package, the Registration Statement and the Prospectus and any supplements thereto.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $• per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 5,250,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telefax notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on •, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof, except that no opinions will be required to be delivered pursuant to Sections 6(d) or 6(e).

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters and each Selling Stockholder that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you and the Selling Stockholders a copy for review prior to filing and will not file any such proposed amendment or supplement to which you or either of the Selling Stockholders reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Selling Stockholders and the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Selling Stockholders and the Representatives of such timely filing. The Company will promptly advise the Selling Stockholders and the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection to the use of the Registration Statement, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or notice of or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly the Selling Stockholders and the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Selling Stockholders or you in such quantities as they or you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Selling Stockholders and the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to the Selling Stockholders or you in such quantities as they or you may reasonably request.

(d) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives, each Selling Stockholder and counsel for the Underwriters and each of the Selling Stockholder, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives and each of the Selling Stockholders may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company or the Selling Stockholders be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a nominal amount or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of each of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (the “Restricted Period”); provided, however, that the Company may issue and sell Common Stock or securities convertible into or exercisable or exchangeable for, shares of Common Stock in the offering contemplated hereby, pursuant to any employee equity incentive plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company as contemplated and described in the Disclosure Package at the Execution Time, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

Notwithstanding the foregoing if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, unless otherwise waived by each of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC in its sole discretion, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(n) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) Prior to the termination of the offering of the Securities, the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested by the Representatives for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company or such Underwriter under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii) Each Selling Stockholder agrees with the several Underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Disclosure Package, Registration Statement, Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(c) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable term period prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused O’Melveny & Myers LLP, counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex B hereto.

(c) The Company shall have caused Robert C. Melendres, Executive Vice President-Corporate Development, General Counsel and Secretary of the Company to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect as set forth in Annex C hereto.

(d) AMDI shall have requested and caused its counsel, Latham & Watkins LLP, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex D hereto.

(e) Fujitsu shall have requested and caused its counsel, Morrison & Foerster LLP, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex E hereto.

(f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereto substantially in the form of Exhibit A hereto.

(h) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an officer such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m) The Securities shall have been included for listing on the Nasdaq Global Market and satisfactory evidence of such action shall have been provided to the Representatives.

(n) At the Execution Time, the Company shall have furnished to the Representatives a letter addressed to the Representatives substantially in the form of Exhibit B hereto from each of the executive officers and directors of the Company and from an authorized officer of each of AMDI and Fujitsu.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 1600 El Camino Real, Menlo Park, California 94025, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of a Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid or, if the Company is required to make any payments to the underwriters under this Section 7 because both Selling Stockholders’ refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders, pro rata in proportion to the percentage of Securities to be sold by each, shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement or a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. Notwithstanding anything to the contrary contained in this Agreement, the extent of such Selling Stockholder’s liability under this Section shall be limited to the gross proceeds generated by the sale of the Securities by such Selling Stockholder pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) any Selling Stockholder be responsible for any amount in excess of the gross proceeds generated by the sale of the Securities by such Selling Stockholder pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on the Nasdaq Global Market, (ii) a banking moratorium shall have been declared either by the U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department, Spansion Inc. (fax: (408) 774-7443) and confirmed to the Legal Department, Spansion Inc. at 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California, 94088, Attention: Legal Department, with a copy to Karen K. Dreyfus, Esq., O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111 (fax: (415) 984-8701); or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successor. No other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or San Francisco.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

18. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters). The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SPANSION INC.

By:
Name:	Dario Sacomani
Title:	Chief Financial Officer

AMD INVESTMENTS, INC.

By:
Name:
Title:

FUJITSU LIMITED

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Lehman Brothers Inc.
Total	35,000,000

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold
AMD Investments, Inc.
One AMD Place
Sunnyvale, CA 94088

Fujitsu Limited
Shiodome City Center
1-5-2 Higashi-Shimbashi, Minato-ku,
Tokyo 105-7123, Japan

Total	35,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Exhibit A

SPANSION INC.

EXECUTIVE OFFICER’S CERTIFICATE

I,                                 ,                                              , of Spansion Inc., a Delaware corporation (the “Company”), have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, and any amendment or supplement thereto, each electronic road show used in connection with the offering of the Securities and this Agreement and do hereby certify on behalf in the name of the Company as follows:

1. the representations and warranties of the Company in the Underwriting Agreement (x) if qualified as to materiality or Material Adverse Effect are true and correct and (y) in all other cases are true and correct in all material respects, in both cases, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date;

2. no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

3. since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

Terms defined in the Underwriting Agreement date •, 2006 between the Company, the Selling Stockholders and the Underwriters party thereto as representatives of the several Underwriters listed in Schedule I thereto and not otherwise defined herein are used herein as therein defined.

Exhibit B

[Letterhead of officer, director or major shareholder of

Spansion, Inc.]

Spansion Inc.

Public Offering of Class A Common Stock

                    , 2006

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

c/o	Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Spansion Inc., a Delaware corporation (the “Company”), each of the persons named in Schedule II thereto (the “Selling Stockholders”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Class A Common Stock, $0.001 par value per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement, other than in relation to the Offering, with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement (the “Restricted Period”). [For the purposes of this letter, officers and members of the Company’s board of directors shall not be deemed to be an affiliate of Advanced Micro Devices, Inc. (“AMD”), Fujitsu Limited (“Fujitsu”), the Company or any of their respective subsidiaries.]a

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or any person related to the undersigned by blood, marriage or adoption, but no more than first cousin, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any third party granted an interest in the undersigned’s will or under the laws of descent, provided that the donee agrees to be bound in writing by the restrictions set forth herein, (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering, [(v) in order to satisfy any tax withholding obligations in connection with vesting of restricted stock awards of the Company]b or (vi) if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), the undersigned may transfer [(including by way of transfers in accordance with Sections 3.2(a), (b) and (c) of the Stockholders Agreement of Spansion Inc., dated December 21, 2005, among AMD, Fujitsu, AMD Investments, Inc. and the Company filed with the Securities and Exchange Commission on October 21, 2005)]c the capital stock of the Company to any Entity which is directly or indirectly controlled by, or is under common control, with the undersigned, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this lock-up agreement and there shall be no further transfer of such capital stock except in accordance with this lock-up agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing sentence, a transfer, sale or distribution pursuant to (i), (ii), (iii), [(iv), (v)]d or (vi) above shall not be permitted without the consent of each of Citigroup Global

[a]	For AMD and Fujitsu lock-ups only.
[b]	For director and officer lock-ups only.
[c]	For AMD and Fujitsu lock-ups only.
[d]	For director and officer lock-ups only.

2

Markets Inc. and Credit Suisse Securities (USA) LLC if such transfer, sale or distribution shall require, and no party shall voluntarily make, a filing under the Securities Exchange Act of 1934, as amended.

If (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, unless otherwise waived by each of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC in its sole discretion, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Restricted Period pursuant to the previous paragraph will be delivered by the Representatives to the Company and the Selling Stockholders (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Restricted Period (as may have been extended pursuant to the previous paragraph) has expired.

[Remainder of page intentionally left blank]

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If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or if either AMD or Fujitsu provides written notice to Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC that it will not be proceeding with the Offering, the agreement set forth above shall be terminated. [In addition, the agreement set forth above shall immediately terminate upon (i) the failure of [AMD or AMD Investments, Inc.] [Fujitsu] to execute a letter agreement substantially similar to that hereto [(the “AMD Lock-up”)] [(the “Fujitsu Lock-up”)] prior to the date of the Underwriting Agreement or (ii) the termination of the [AMD] [Fujitsu] Lock-up. Upon the amendment of any material term of the [AMD] [Fujitsu] Lock-up or any waiver by the Representatives of any of their rights thereunder, this letter agreement shall immediately be amended or the rights hereunder waived, as the case may be, to the same extent as the [AMD] [Fujitsu] Lock-up. The Representatives shall notify the undersigned promptly of any termination, amendment or waiver of any provision of the [AMD] [Fujitsu] Lock-up.]e

Yours very truly,

[e]	For AMD and Fujitsu lock-ups only.

4

ANNEX A

Significant Subsidiaries

Spansion LLC, a Delaware limited liability company

Spansion Japan Limited, a Japanese company